Exhibit 1.1

Clipper Realty Inc.

Shares of Common Stock

FORM OF UNDERWRITING AGREEMENT

, 2017

FBR CAPITAL MARKETS & CO.

RAYMOND JAMES & ASSOCIATES, INC.

as Representatives of the several Underwriters

c/o FBR Capital Markets & Co.

1300 North 17th Street, Suite 1400
Arlington, Virginia 22209

Ladies and Gentlemen:

Each of Clipper Realty Inc., a Maryland corporation (the “Company”), Clipper Realty L.P., a Delaware limited partnership (the “Operating Partnership”), acting jointly and severally, and certain stockholders of the Company, acting severally and not jointly, listed on Schedule I hereto (the “Selling Stockholders”), confirms its agreement with each of the Underwriters listed on Schedule II hereto (collectively, the “Underwriters”), for whom FBR Capital Markets & Co., and Raymond James & Associates, Inc. are acting as representatives (in such capacity, together, the “Representatives”), with respect to (i) the sale by the Company and the Selling Stockholders of an aggregate of [     ] shares (the “Initial Shares”) of Common Stock, par value $0.01 per share, of the Company (the “Common Stock”) in the respective numbers of shares set forth opposite the names of the Company and each Selling Stockholder in Schedule I hereto, and the purchase by the Underwriters, acting severally and not jointly, of the respective number of shares of Common Stock set forth opposite the names of the Underwriters in Schedule II hereto, and (ii) the grant of the option described in Section 1(b) hereof to purchase all or any part of [          ] additional shares of Common Stock to cover over-allotments (the “Option Shares”), if any, from the Company, to the Underwriters, acting severally and not jointly, in the respective numbers of shares of Common Stock set forth opposite the names of each of the Underwriters listed in Schedule II hereto. The Initial Shares to be purchased by the Underwriters and all or any part of the Option Shares subject to the option described in Section 1(b) hereof are hereinafter called, collectively, the “Shares.”

The Company, the Operating Partnership and the Selling Stockholders understand that the Underwriters propose to make a public offering of the Shares as soon as the Underwriters deem advisable after this Underwriting Agreement (this “Agreement”) has been executed and delivered.

The Company has filed with the Securities and Exchange Commission (the “Commission”), a registration statement on Form S-11 (No. 333-214021) including a related preliminary prospectus, for the registration of the Shares under the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations thereunder (the “Securities Act Regulations”). The Company has prepared and filed such amendments to the registration statement and such amendments or supplements to the related preliminary prospectus as may have been required to the date hereof, and will file such additional amendments or supplements as may hereafter be required. The registration statement has been declared effective under the Securities Act by the Commission. The registration statement, as amended at the time it was declared effective by the Commission (and, if the Company files a post-effective amendment to such registration statement which becomes effective prior to the Closing Time (as defined below), such registration statement as so amended) and including all information deemed to be a part of the registration statement pursuant to Rule 430A of the Securities Act Regulations or otherwise, is hereinafter called the “Registration Statement.” Any registration statement filed pursuant to Rule 462(b) of the Securities Act Regulations is hereinafter called the “Rule 462(b) Registration Statement,” and after such filing the term “Registration Statement” shall include the 462(b) Registration Statement. The term “Prospectus” means the final prospectus, as first filed with the Commission pursuant to paragraph (1) or (4) of Rule 424(b) of the Securities Act Regulations, and any amendments thereof or supplements thereto.

The term “Disclosure Package” means (i) the preliminary prospectus, as most recently amended or supplemented immediately prior to the Initial Sale Time (as defined below) (such preliminary prospectus, the “Preliminary Prospectus”), (ii) the Issuer Free Writing Prospectuses and Free Writing Prospectuses (as defined below), if any, identified in part A of Schedule III hereto, and (iii) the pricing information included in part B of Schedule III hereto, all considered together.

The term “Issuer Free Writing Prospectus” means any issuer free writing prospectus, as defined in Rule 433 of the Securities Act Regulations. The term “Free Writing Prospectus” means any free writing prospectus, as defined in Rule 405 of the Securities Act Regulations.

Each Selling Stockholder has executed and delivered a Custody Agreement and a Power of Attorney in the forms attached hereto as Exhibit A-1 and A-2, respectively (collectively, the “Custody Agreement and Power of Attorney”), pursuant to which each Selling Stockholder that is a party thereto has placed the Initial Shares to be sold by it pursuant to this Agreement in custody and appointed the persons designated therein as attorneys in fact (the “Attorneys”) with the authority to execute and deliver this Agreement on behalf of such Selling Stockholder and to take certain other actions with respect thereto and hereto.

The Company, each of the Selling Stockholders and the Underwriters agree as follows:

1.	Sale and Purchase:

(a)	Initial Shares. Upon the basis of the warranties and representations and other terms and conditions herein set forth, at the purchase price per share of Common Stock of $[ ], (i) the Company agrees to sell to the Underwriters the number of Initial Shares set forth in Schedule I opposite its name, (ii) each Selling Stockholder agrees to sell to the Underwriters the number of Initial Shares set forth in Schedule I opposite such Selling Stockholder’s name, and (iii) each Underwriter agrees, severally and not jointly, to purchase from the Company and the Selling Stockholders the number of Initial Shares set forth in Schedule II opposite such Underwriter’s name, plus any additional number of Initial Shares which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof, subject in each case, to such adjustments among the Underwriters as the Representatives in their sole discretion shall make to eliminate any sales or purchases of fractional shares.

(b)	Option Shares. In addition, upon the basis of the warranties and representations and other terms and conditions herein set forth, at the purchase price per share of Common Stock set forth in paragraph (a) above, less an amount per share equal to any dividend or distribution declared by the Company and payable on the Initial Shares but not payable on the Option Shares, the Company hereby grants an option to the Underwriters, acting severally and not jointly, to purchase from the Company up to an additional [ ] shares of Common Stock. The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part from time to time within such 30-day period only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial Shares upon notice by the Representatives to the Company setting forth the number of Option Shares as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Shares. Any such time and date of delivery (an “Option Closing Time”) shall be determined by the Representatives, but shall not be later than three full business days (and shall not, without the consent of the Company, be earlier than two full business days) after the exercise of such option, nor in any event prior to the Closing Time (as defined below). If the option is exercised as to all or any portion of the Option Shares, the Company will sell that number of Option Shares then being purchased and each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Shares then being purchased which the number of Initial Shares set forth in Schedule II opposite the name of such Underwriter bears to the total number of Initial Shares, subject to such adjustments among the Underwriters as in their sole discretion shall make to eliminate any sales or purchases of fractional shares.

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2.	Payment and Delivery:

(a)	Initial Shares. The Initial Shares to be purchased by each Underwriter hereunder, in book-entry form, and in such authorized denominations and registered in such names and amounts as the Representatives may request upon at least forty-eight hours’ prior notice to the Company and the Selling Stockholders shall be delivered by or on behalf of the Company and the Selling Stockholders to the Representatives, through the facilities of The Depository Trust Company (“DTC”) for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the accounts specified to the Representatives by the Company and each of the Selling Stockholders, upon at least forty-eight hours’ prior notice. To the extent the Initial Shares are delivered in certificated form and not in book-entry form through the facilities of DTC, the Company will cause the certificates representing the Initial Shares to be made available for checking and packaging not later than 1:00 p.m. New York City time on the business day prior to the Closing Time (as defined below) with respect thereto at the office of FBR Capital Markets & Co., 1300 North 17th Street, Suite 1400, Arlington, Virginia 22209, or at the office of DTC or its designated custodian, as the case may be (the “Designated Office”). The time and date of such delivery and payment shall be 9:30 a.m., New York City time, on [ ], 2017 (unless another time and date shall be agreed to by the Representatives and the Company). The time and date at which such delivery and payment are actually made is hereinafter called the “Closing Time.”

(b)	Option Shares. Any Option Shares to be purchased by each Underwriter hereunder, in book-entry form, and in such authorized denominations and registered in such names as the Representatives may request upon at least forty-eight hours’ prior notice to the Company shall be delivered by or on behalf of the Company to the Representatives through the facilities of DTC for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified to the Representatives by the Company, upon at least forty-eight hours’ prior notice. To the extent the Option Shares are delivered in certificated form and not in book-entry form through the facilities of DTC, the Company will cause the certificates representing the Option Shares to be made available for checking and packaging at least twenty-four hours prior to the Option Closing Time with respect thereto at the Designated Office. The time and date of such delivery and payment shall be 9:30 a.m., New York City time, on the date specified by the Representatives in the notice given by the Representatives to the Company of the Underwriters’ election to purchase such Option Shares or on such other time and date as the Company and the Representatives may agree upon in writing.

3.	Representations and Warranties of the Company and the Operating Partnership:

Each of the Company and the Operating Partnership hereby, jointly and severally, represents and warrants to the Underwriters and agrees with each Underwriter, that:

(a)	the Company is a corporation duly organized and validly existing and in good standing under the laws of the State of Maryland, with requisite corporate power and authority to own, lease or operate its properties and to conduct its business as described in the Registration Statement, the Disclosure Package and the Prospectus and to execute and deliver this Agreement and to consummate the transactions contemplated hereby (including the issuance, sale and delivery of the Shares by the Company as contemplated herein); each of the subsidiaries of the Company (all of which are listed in Exhibit 21 to the Registration Statement) (each a “Subsidiary” and, collectively, the “Subsidiaries”), has been duly organized and is validly existing as a corporation, limited liability company, limited partnership or similar entity in good standing under the laws of the jurisdiction of its organization with requisite power and authority to (1) own, lease or operate each of its properties and to conduct its business as described in the Registration Statement, the Disclosure Package and the Prospectus and (2) in the case of the Operating Partnership, execute and deliver this Agreement and consummate the transactions contemplated hereby; the Subsidiaries are the only subsidiaries, direct or indirect, of the Company; except as described in the Registration Statement, the Disclosure Package and the Prospectus, no Subsidiary is currently prohibited, directly or indirectly, from paying any dividends or distributions to the Company, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary’s property or assets to the Company or any other Subsidiary; the outstanding ownership interests of each of the Subsidiaries have been duly authorized and validly issued and, except as described in each of the Registration Statement, the Disclosure Package and the Prospectus, are owned by the Company or another Subsidiary free and clear of all liens, encumbrances and equities and claims; and, except as described in each of the Registration Statement, the Disclosure Package and the Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into ownership interests in the Subsidiaries are outstanding. The Company is the sole general partner of the Operating Partnership.

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(b)	commencing with its short taxable year ended December 31, 2015, the Company has been organized and operated in conformity with the requirements for qualification and taxation as a “real estate investment trust” (a “REIT”) under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the “Code”) and the Company’s proposed method of operations, as described in each of the Registration Statement, the Disclosure Package and the Prospectus, will enable it to continue to satisfy the requirements for qualification and taxation as a REIT under the Code for the Company’s taxable year ended December 31, 2016 and thereafter. To the knowledge of either the Company or the Operating Partnership, there is no event that would cause, or is likely to cause, the Company to fail to qualify as a REIT under the Code.

(c)	the Company had, as of September 30, 2016, the capitalization set forth in the Disclosure Package and the Prospectus in the column entitled “Historical” under the caption “Capitalization”; all of the issued and outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable, and have not been issued in violation of or subject to any preemptive right or other similar right of stockholders arising by operation of law, under the Company’s charter, bylaws, or other organizational documents (collectively, the “Charter Documents”), under any agreement to which the Company is a party or otherwise; except as disclosed in or contemplated by both the Prospectus and the Disclosure Package, there are no outstanding (i) securities or obligations of the Company convertible into or exchangeable for any capital stock of the Company, (ii) warrants, rights or options to subscribe for or purchase from the Company any such capital stock or any such convertible or exchangeable securities or obligations or (iii) obligations of the Company to issue or sell any shares of capital stock, any such convertible or exchangeable securities or obligation, or any such warrants, rights or options;

(d)	the Shares to be issued and sold by the Company have been duly authorized for issuance, sale and delivery pursuant to this Agreement and, when issued and delivered by the Company against payment therefor in accordance with the terms of this Agreement, will be duly and validly issued and fully paid and nonassessable, free and clear of any pledge, lien, encumbrance, security interest or other claim, and the issuance, sale and delivery of the Shares by the Company are not subject to any preemptive right, co-sale right, registration right, right of first refusal or other similar right of stockholders arising by operation of law, under the Charter Documents, under any agreement to which the Company is a party or otherwise, other than as provided for in the Registration Rights Agreement, dated as of August 3, 2015, between the Company and FBR Capital Markets & Co. (as amended, the “Registration Rights Agreement”); the form of certificates for the Shares, if any, conforms to the corporate law of the jurisdiction of the Company’s incorporation and to any requirements of the Charter Documents;

(e)	the Company and each of the Subsidiaries is duly qualified or licensed by, and is in good standing in, each jurisdiction in which it conducts its business, or in which it owns or leases property or maintains an office and in which such qualification or licensing is necessary and in which the failure, individually or in the aggregate, to be so qualified or licensed would reasonably be expected to have a material adverse effect on the business, financial condition, results of operations or prospects of the Company and the Subsidiaries taken as a whole (a “Material Adverse Effect”);

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(f)	the Company and each of its Subsidiaries has legal and valid title to all assets and properties reflected as owned by it in the Registration Statement, the Disclosure Package and the Prospectus (whether through fee ownership, mineral estates or similar rights of ownership), in each case free and clear of all liens, security interests, pledges, charges, encumbrances, mortgages and defects, except such as are disclosed in the Registration Statement, the Disclosure Package and the Prospectus or as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; any real property, buildings, improvements, equipment or personal property held under lease by the Company or any Subsidiary is held under a lease that is valid, existing and enforceable by the Company or such Subsidiary, with such exceptions as are disclosed in the Registration Statement, the Disclosure Package and the Prospectus or as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, and neither the Company nor any Subsidiary has received any written notice of any material claim that is adverse to the rights of the Company or any Subsidiary under any such lease;

(g)	all descriptions of the Company’s organization and proposed method of operation set forth in the Registration Statement, the Disclosure Package and the Prospectus are accurate and fair summaries of the legal and tax matters therein described in all material respects; the Registration Statement, the Disclosure Package or the Prospectus contain accurate summaries of all material contracts, agreements, instruments and other documents of the Company required to be described therein; the copies of all contracts, agreements, instruments and other documents (including governmental licenses, authorizations, permits, consents and approvals and all amendments or waivers relating to any of the foregoing) that have been previously made available to the Underwriters or their counsel or that are filed as exhibits to the Registration Statement are complete and accurate in all material respects;

(h)	the Company and each Subsidiary owns or possesses such licenses or other rights to use all patents, trademarks, service marks, trade names, copyrights, software and design licenses, trade secrets, manufacturing processes, other intangible property rights and know-how as are necessary for the Company and each Subsidiary to conduct the Company’s and each Subsidiary’s business as described in the Registration Statement, the Disclosure Package and the Prospectus (collectively, “Intangibles”), except where the failure to own or possess such Intangibles would not reasonably be expected to have a Material Adverse Effect; and neither the Company nor any Subsidiary has received written notice of any infringement of or conflict with (and the Company and each Subsidiary does not know of any such infringement of or conflict with) asserted rights of others with respect to any Intangibles which would reasonably be expected to have a Material Adverse Effect;

(i)	the Company and the Subsidiaries own or have a valid right to access and use all computer systems, networks, hardware, software, databases, websites and equipment used to process, store, maintain and operate data, information and functions necessary for the conduct of the business of the Company and the Subsidiaries as described in the Registration Statement, the Disclosure Package and the Prospectus (the “Company IT Systems”), except where the failure to own or have right to access such Company IT Systems would not reasonably be expected to have a Material Adverse Effect. The Company IT Systems are adequate for, and operate and perform in all material respects as required in connection with, the operation of the business of the Company and the Subsidiaries as currently conducted, except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect;

(j)	neither the Company nor any Subsidiary has violated, or received notice of any violation with respect to, any law, rule, regulation, order decree or judgment applicable to it and its business, including, without limitation, those relating to transactions with affiliates, environmental, safety or similar laws, federal or state laws relating to discrimination in the hiring, promotion or pay of employees, federal or state wages and hours law, the Employee Retirement Income Security Act of 1974, as amended, or the rules and regulations promulgated thereunder (“ERISA”), except for those violations that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect;

(k)	there are no outstanding loans or advances or guarantees of indebtedness by the Company or any Subsidiary to or for the benefit of any of the officers, directors, affiliates or representatives of the Company or any Subsidiary or any of the members of the families of any of them;

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(l)	except for compensation payable to the Underwriters pursuant hereto, neither the Company nor any Subsidiary has incurred any liability for any finder’s fees or similar payments in connection with the transactions contemplated hereby;

(m)	the Company is not in breach of, or in default under (nor has any event occurred which with notice, lapse of time, or both would constitute a breach of, or default under) (i) the Charter Documents or (ii) the performance or observance of any obligation, agreement, covenant or condition contained in any contract, license, indenture, mortgage, deed of trust, bank loan or credit agreement or other agreement or instrument to which the Company is a party or by which it or its properties are bound, except, in the case of clause (ii) above, for such breaches or defaults which would not, individually or in the aggregate, have a Material Adverse Effect;

(n)	none of the Subsidiaries is in breach of, or in default under (nor has any event occurred which with notice, lapse of time, or both would constitute a breach of, or default under) (i) its certificate of incorporation, bylaws, certificate of formation, limited liability company agreement, certificate of limited partnership, agreement of limited partnership or other organizational documents (collectively, the “Subsidiary Charter Documents”) or (ii) the performance or observance of any obligation, agreement, covenant or condition contained in any contract, license, indenture, mortgage, deed of trust, bank loan or credit agreement or other agreement or instrument to which such Subsidiary is a party or by which any of them or their respective properties are bound, except, in the case of clause (ii) above, for such breaches or defaults which would not, individually or in the aggregate, have a Material Adverse Effect;

(o)	the execution, delivery and performance by each of the Company and the Operating Partnership of this Agreement, the issuance, sale and delivery of the Shares by the Company, the use of the proceeds from the sale of the Shares as described in the Registration Statement, the Disclosure Package and the Prospectus and the consummation by the Company of the transactions contemplated hereby, and the compliance by the Company and the Subsidiaries with the terms and provisions hereunder will not conflict with, or result in any breach of or constitute a default under (nor constitute any event which with notice, lapse of time, or both would constitute a breach of, or default under), (i) the Charter Documents or Subsidiary Charter Documents, as applicable, (ii) any contract, license, indenture, mortgage, deed of trust, bank loan or credit agreement or other agreement or instrument to which the Company or any Subsidiary is a party or by which it or its respective properties are bound, or (iii) any federal, state, local or foreign law, regulation or rule or any decree, judgment, consent, license, permit or order applicable to the Company or any Subsidiary, except in the case of clauses (ii) or (iii) for such conflicts, breaches or defaults that have been validly waived or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or result in the creation or imposition of any material lien, charge, claim or encumbrance upon any property or asset of the Company or any Subsidiary;

(p)	this Agreement has been duly authorized, executed and delivered by the Company and the Operating Partnership;

(q)	assuming that no purchase is made in violation of the Charter Documents, no approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency or approval of the stockholders of the Company or the limited partners of the Operating Partnership is required in connection with the execution, delivery and performance by the Company and the Operating Partnership of this Agreement, or the consummation by the Company and the Operating Partnership of the transactions contemplated hereby, or the issuance, sale and delivery of the Shares by the Company as contemplated hereby, other than (i) such as have been obtained or made, or will have been obtained or made at the Closing Time or the relevant Option Closing Time, as the case may be, (ii) as may be required under the Securities Act and the Securities Exchange Act of 1934 (the “Exchange Act”), the New York Stock Exchange (the “NYSE”), or the rules and regulations of the Financial Industry Regulatory Authority (“FINRA”), (iii) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Underwriters, and (iv) such other approvals, authorizations, consents, orders or filings the failure of which to obtain or make would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect;

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(r)	the Company and each of the Subsidiaries have all necessary licenses, permits, certificates, authorizations, consents and approvals necessary to conduct their respective businesses as described in the Registration Statement, the Disclosure Package and the Prospectus and have provided all necessary notices and made all necessary filings required to be provided or made under any federal, state, local or foreign law, regulation or rule necessary to conduct their respective businesses as described in the Registration Statement, the Disclosure Package and the Prospectus, except, in each case, to the extent that any failure to have any such licenses, permits, certificates, authorizations, consents or approvals, to make any such filings or to obtain any such licenses, permits, certificates, authorizations, consents or approvals would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; neither the Company nor the Subsidiaries is in violation of, or in default under, any such license, permit, certificate, authorization, consent or approval or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment necessary to conduct its business as described in the Registration Statement, the Disclosure Package and the Prospectus, the effect of which would reasonably be expected to have a Material Adverse Effect;

(s)	the Registration Statement has become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated or threatened by the Commission; and the Company has complied with any request on the part of the Commission for additional information;

(t)	the Registration Statement as of its effective date and as of the date hereof complied and, as it may be further amended after the date hereof, will comply, and the Preliminary Prospectus, the Prospectus and any further amendments or supplements thereto, each when filed with the Commission, complied or will comply, in all material respects with the requirements of the Securities Act and the Securities Act Regulations;

(u)	the Registration Statement, as of its effective date and as of the date hereof, did not and does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and the Prospectus will not, as of the applicable filing date, the date hereof, at the Closing Time and on each Option Closing Time, if any, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however that the Company and the Operating Partnership make no warranty or representation with respect to any statement contained in or omitted from the Registration Statement or the Prospectus in reliance upon and in conformity with (i) the information concerning the Underwriters and furnished in writing by or on behalf of the Underwriters through the Representatives to the Company expressly for use therein (it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in the last sentence of Section 11(c)) or (ii) the Selling Stockholder Information (as defined below);

(v)	as of [[ ] a.m./p.m.] E.[S].T. on [ ], 2017 (the “Initial Sale Time”), the Disclosure Package did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; as of its issue date or date of first use and at all subsequent times through the Initial Sale Time, each Issuer Free Writing Prospectus, when considered together with the Disclosure Package, did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no warranty or representation with respect to any statement contained in or omitted from the Disclosure Package in reliance upon and in conformity with (i) the information concerning the Underwriters and furnished in writing by or on behalf of the Underwriters to the Company expressly for use therein (it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in the last sentence of Section 11(c)) or (ii) the Selling Stockholder Information;

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(w)	each Issuer Free Writing Prospectus does not conflict with the information contained in the Registration Statement;

(x)	the Company is not an “ineligible issuer” in connection with this offering pursuant to Rules 164 and 433 under the Securities Act; and any Free Writing Prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act Regulations has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the Securities Act Regulations;

(y)	except for the Issuer Free Writing Prospectuses identified in Schedule III hereto, and any electronic road show relating to the public offering of the Shares, the Company has not prepared, used or referred to, and will not, without the prior consent of the Representatives, prepare, use or refer to, any Free Writing Prospectus;

(z)	the Preliminary Prospectus, the Prospectus and any Issuer Free Writing Prospectuses (to the extent any such Issuer Free Writing Prospectus was required to be filed with the Commission) delivered to the Representatives for use in connection with the public offering of the Shares contemplated herein have been or will be identical to the versions of such documents transmitted to the Commission for filing via the Electronic Data Gathering Analysis and Retrieval System (“EDGAR”), except to the extent permitted by Regulation S-T;

(aa)	from the time of initial confidential submission of a draft registration statement relating to the Shares with the Commission (or, if earlier, the first date on which the Company engaged directly or through any person authorized to act on its behalf in any Testing the Waters Communication (as defined below)) through the date hereof, the Company has been and is an “emerging growth company” as defined in Section 2(a)(19) of the Securities Act; “Testing the Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Securities Act;

(bb)	the Company has not (i) engaged in any Testing the Waters Communication other than through, or as disclosed to, the Representatives or (ii) authorized anyone other than the Representatives to engage in Testing the Waters Communications; the Company reconfirms that the Representatives have been authorized to act on its behalf in undertaking Testing the Waters Communications; except through, or as disclosed to, the Representatives, the Company has not distributed any Written Testing the Waters Communications (as defined below); “Written Testing the Waters Communications” means any Testing the Waters Communication that is a “written communication” within the meaning of Rule 405 under the Securities Act; no individual Written Testing the Waters Communication, when considered together with the Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(cc)	other than as set forth in each of the Registration Statement, the Disclosure Package and the Prospectus or as is not required by the Securities Act and the Securities Act Regulations to be described in a prospectus included in a registration statement filed by the Company on Form S-11 under the Securities Act, there are no actions, suits, proceedings, inquiries or investigations pending or, to the knowledge of the Company, threatened against the Company or any Subsidiary, or any of their respective properties, directors, officers or controlled affiliates at law or in equity, or before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority, arbitral panel or agency;

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(dd)	subsequent to the respective dates as of which information is given in each of the Registration Statement, the Disclosure Package and the Prospectus, and except as may be otherwise stated in each of the Registration Statement, the Disclosure Package and the Prospectus, there has not been (i) any event, circumstance or change that has, or would reasonably be expected, individually or in the aggregate, to have, a Material Adverse Effect, (ii) any transaction, other than in the ordinary course of business, which is material to the Company and the Subsidiaries, taken as a whole, contemplated or entered into by the Company or any Subsidiary, (iii) any obligation, contingent or otherwise, directly or indirectly incurred by the Company or any Subsidiary, other than in the ordinary course of business, which is material to the Company and the Subsidiaries, taken as a whole, (iv) any dividend or distribution of any kind declared, paid or made by the Company or any Subsidiary on any class of its capital stock or equity interests, or any purchase by the Company or any Subsidiary of any of its outstanding capital stock or equity interests, or (v) any change of the capital stock, equity interests or indebtedness of the Company or any Subsidiary;

(ee)	neither the Company nor the Operating Partnership is, or upon the sale of the Shares as contemplated herein and the application of the net proceeds therefrom as described in the Registration Statement, the Disclosure Package and the Prospectus under the caption “Use of Proceeds”, will be, an “investment company” or an entity “controlled” by an “investment company” (as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”) and the rules and regulations promulgated thereunder);

(ff)	there are no persons with registration or other similar rights to have any securities registered by the Company under the Securities Act other than pursuant to the Registration Rights Agreement and the continuing investors registration rights agreement (as defined in the Preliminary Prospectus);

(gg)	neither the Company nor any of the Subsidiaries or any of their respective affiliates (i) is required to register as a “broker” or “dealer” in accordance with the provisions of the Exchange Act or the rules and regulations thereunder (such rules and regulations, the “Exchange Act Regulations”), or (ii) directly, or indirectly through one or more intermediaries, controls or has any other association with (within the meaning of Article 1 of the bylaws of FINRA) any member firm of FINRA;

(hh)	none of the Company, any Subsidiary or any of their respective directors, officers, representatives or affiliates has taken, directly or indirectly, any action intended, or that might reasonably be expected to cause or result, under the Securities Act, the Exchange Act or otherwise, in, or that has constituted, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

(ii)	the Company and each Subsidiary carries, or is covered by, insurance (issued by insurers of recognized financial responsibility to the knowledge of the Company) in such amounts and covering such risks as is appropriate for the conduct of their respective businesses and the value of the assets to be held by them upon the consummation of the transactions contemplated by the Registration Statement, the Disclosure Package and the Prospectus and as is customary for companies engaged in businesses similar to the business of the Company, all of which insurance is in full force and effect in all material respects;

(jj)	the consolidated historical financial statements of the Company, including any accounting predecessor identified in the Registration Statement, the Disclosure Package and the Prospectus, including the notes and schedules thereto, included in the Registration Statement, the Disclosure Package and the Prospectus (i) fairly present the financial condition of the Company or such accounting predecessor, as of the respective dates thereof, and the results of operations and statements of cash flows for the periods then ended and (ii) have been prepared in conformity with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis during the periods involved and in accordance with the applicable accounting requirements of the Securities Act and the Securities Act Regulations, and the financial statement schedule of the Company included in the Registration Statement, has been compiled on a basis consistent with such consolidated historical financial statements of the Company; the unaudited pro forma consolidated financial statements of the Company included in the Registration Statement, the Disclosure Package and the Prospectus comply in all material respects with the Commission’s rules and guidelines with respect to pro forma financial statements, the assumptions used in the preparation of such pro forma financial statements are reasonable in all material respects and the pro forma adjustments used therein are appropriate to give effect to the transactions or circumstances described therein; no pro forma financial information, financial statements or supporting schedules other than those included or incorporated by reference in each of the Registration Statement, the Prospectus and the Disclosure Package are required to be included in the Registration Statement, the Prospectus or the Disclosure Package;

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(kk)	BDO LLP, whose report with respect to certain financial statements are included in the Registration Statement, the Disclosure Package and the Prospectus, are independent registered public accountants with respect to the Company (and any accounting predecessor) within the meaning of the Securities Act and the Securities Act Regulations and are registered with the Public Company Accounting Oversight Board (United States);

(ll)	the Company maintains effective internal control over financial reporting (as defined under Rule 13a-15 and 15d-15 under the Exchange Act) and a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, the Company is not aware of any material weaknesses in the Company’s internal control over financial reporting and there has been no material change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting since the respective dates of the information given in the Registration Statement, the Disclosure Package and the Prospectus; the Company maintains a system of disclosure controls and procedures (as defined in Rule 13a-15 and Rule 15d-15 under the Exchange Act Regulations) that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Company’s management, including its principal executive officer or officers and principal financial officer or officers, as appropriate, to allow timely decisions regarding disclosure;

(mm)	neither the Company or the Subsidiaries nor, to the knowledge of the Company, any officer, director, agent or employee of the Company purporting to act on behalf of the Company or any Subsidiary has, since January 1, 2013, and, to the knowledge of the Company’s current Chief Executive Officer and Chief Financial Officer, neither the Company or the Subsidiaries nor any officer, director, agent or employee of the Company purporting to act on behalf of the Company has, prior to January 1, 2013 (i) made any payment to any state, federal or foreign governmental officer or official, or other person charged with similar public or quasi-public duties, in each case in violation of the Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”) or (ii) violated any other applicable provision of the FCPA;

(nn)	neither the Company or the Subsidiaries nor, to the knowledge of the Company, any officer, director, agent or employee of the Company purporting to act on behalf of the Company or any Subsidiary has, since January 1, 2013, and, to the knowledge of the Company’s current Chief Executive Officer and Chief Financial Officer, neither the Company or the Subsidiaries nor any officer, director, agent or employee of the Company purporting to act on behalf of the Company has, prior to January 1, 2013, (i) made any contributions to any candidate for political office in violation of applicable law, or failed to disclose any such contributions in violation of applicable law or (ii) engaged in any transactions, maintained any bank account or used any corporate funds except for transactions, bank accounts and funds which have been and are reflected in all material respects in the books and records of the Company;

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(oo)	neither the Company or the Subsidiaries, nor, to the knowledge of the Company or the Operating Partnership, any employee or agent of the Company or any Subsidiary purporting to act on behalf of the Company or any Subsidiary, has made any payment of funds of the Company or any Subsidiary or received or retained any funds in violation of any law, rule or regulation relating to the “know your customer” and anti-money laundering laws of any jurisdiction (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any Subsidiary with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened;

(pp)	neither the Company or the Subsidiaries, nor to the knowledge of the Company or the Operating Partnership, any officer, director, agent, employee or affiliate of the Company or any Subsidiary, is currently the target of or reasonably likely to become the target of any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently the target of or reasonably likely to become the target of any U.S. sanctions administered by OFAC;

(qq)	any certificate signed by any officer of the Company or any Subsidiary delivered to the Representatives or to counsel for the Underwriters pursuant to or in connection with this Agreement shall be deemed a representation and warranty by the Company or such Subsidiary to the Underwriters as to the matters covered thereby;

(rr)	except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect or where such matters are the result of a pending bona fide dispute with taxing authorities, (i) the Company and the Subsidiaries have accurately prepared and timely filed any and all federal, state, foreign, local and other tax returns that are required to be filed by them, if any, and have paid or made provision for the payment of all taxes, assessments, governmental or other similar charges, including without limitation, all sales and use taxes and all taxes which the Company or the Subsidiaries are obligated to withhold from amounts owing to employees, creditors and third parties, with respect to the periods covered by such tax returns (whether or not such amounts are shown as due on any tax return), (ii) no deficiency assessment with respect to a proposed adjustment of the Company’s or any Subsidiary’s federal, state, local or foreign taxes is pending or, to the best of the Company’s knowledge, threatened; (iii) since the date of the most recent audited financial statements, neither the Company nor any Subsidiary has incurred any liability for taxes other than in the ordinary course of its business; and (iv) there is no tax lien, whether imposed by any federal, state, foreign, local or other taxing authority, outstanding against the assets, properties or business of the Company or any Subsidiary;

(ss)	except as described in each of the Registration Statement, the Disclosure Package and the Prospectus or as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, (i) neither the Company nor any Subsidiary is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (ii) the Company and each Subsidiary have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (iii) there are no pending or, to the knowledge of the Company or the Operating Partnership, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations or proceedings relating to any Environmental Law against the Company or any Subsidiary, and (iv) to the knowledge of the Company or the Operating Partnership, there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any Subsidiary relating to Hazardous Materials or any Environmental Laws;

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(tt)	except as described in the Registration Statement, the Disclosure Package and the Prospectus or as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, (i) each employee benefit plan, within the meaning of Section 3(3) of ERISA, that is maintained, administered or contributed to by the Company or any Subsidiary or any of their affiliates for employees or former employees of the Company, each Subsidiary or any of their affiliates has been maintained in compliance in all material respects with its terms and the requirements of any applicable statutes, orders, rules and regulations, including, but not limited to, ERISA and the Code; and (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any such plan excluding transactions effected pursuant to a statutory or administrative exemption, and no such plan is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA;

(uu)	no labor disturbance by or dispute with employees of the Company or any Subsidiary exists or, to the knowledge of the Company or the Operating Partnership, is contemplated or threatened and neither the Company nor any Subsidiary is aware of any existing or imminent labor disturbance by, or dispute with, the employees of any of the Company’s or any Subsidiary’s principal suppliers, contractors or customers, except in each case as would not reasonably expected to have a Material Adverse Effect;

(vv)	the Company has taken all necessary actions to ensure that the Company and the Subsidiaries are in compliance in all material respects with all provisions of the Sarbanes-Oxley Act of 2002 and all rules and regulations promulgated thereunder or implementing the provisions thereof that are in effect and with which the Company is required to comply as of the date of this Agreement;

(ww)	nothing has come to the attention of the Company or the Operating Partnership that has caused the Company or the Operating Partnership to believe that the statistical and market-related data included in each of the Registration Statement, the Disclosure Package and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects;

(xx)	no forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in any of the Registration Statement, the Disclosure Package or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith;

(yy)	no relationship, direct or indirect, exists between or among the Company or any Subsidiary, on the one hand, and the director, officers or stockholders, customers or suppliers of the Company or any Subsidiary, on the other hand, which is required to be described in the Registration Statement, the Disclosure Package or the Prospectus and which is not so described; and

(zz)	each of the directors named as an independent director in the Registration Statement, the Disclosure Package and the Prospectus is “independent” within the meaning of the corporate governance rules of the NYSE.

4.	Representations and Warranties of the Selling Stockholders:

Each Selling Stockholder, severally and not jointly, represents and warrants to the Underwriters as of the date hereof, the Initial Sale Time and as of the Closing Time, and agrees with each Underwriter, that:

(a)	such Selling Stockholder has full power and authority to enter into this Agreement and the Custody Agreement and Power of Attorney to which it is a party. All authorizations and consents necessary for the execution and delivery by such Selling Stockholder of the Custody Agreement and Power of Attorney, and for the execution of this Agreement on behalf of such Selling Stockholder, have been given. Each of the Custody Agreement and Power of Attorney and this Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Stockholder and constitutes a valid and binding agreement of such Selling Stockholder and is enforceable against such Selling Stockholder in accordance with the terms thereof and hereof, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, and by general equitable principles, and except to the extent that the indemnification and contribution provisions of Section 11 hereof may be limited by federal or state securities laws and public policy considerations in respect thereof;

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(b)	such Selling Stockholder now has, and immediately prior to the Closing Time will have, (i) a valid “security entitlement” (within the meaning of Section 8-501 of the New York Uniform Commercial Code (the “New York UCC”)) in respect of the Shares to be sold by such Selling Stockholder hereunder, in each case free and clear of all liens, encumbrances and claims whatsoever (other than pursuant to the Custody Agreement and Power of Attorney, as applicable), and (ii) full legal power and authority to enter into this Agreement and to sell, transfer and deliver a security entitlement in respect of such Shares to the Underwriters hereunder, and to make the representations, warranties and agreements made by such Selling Stockholder herein. Upon (1) payment for the Shares to be sold by such Selling Stockholder pursuant to this Agreement, (2) delivery of such Shares, as directed by the Underwriters, to Cede & Co., or such other nominee as may be designated by DTC, (3) registration of such Shares in the name of DTC, Cede & Co., or such other nominee and (4) DTC indicating by book entries on its books that security entitlements with respect to such Shares have been credited to the Underwriters’ securities accounts, (x) the Underwriters will acquire a valid “security entitlement” (within the meaning of Section 8-501 of the New York UCC) with respect to such Shares and no action based on an “adverse claim” (as defined in Section 8-102 of the New York UCC) may be asserted against the Underwriters with respect to such security entitlement, and (y) DTC shall be a “protected purchaser” of such Shares within the meaning of Section 8-303 of the New York UCC (assuming, in each case, that (A) none of DTC, Cede & Co., any such other nominee or any Underwriter will have “notice of any adverse claim” to any of such Shares within the meaning of Section 8-105 of the New York UCC, (B) DTC will be registered as a “clearing corporation” within the meaning of Section 8-102 of the New York UCC, and (C) the jurisdiction of DTC is New York);

(c)	the performance of this Agreement, the Custody Agreement and the Power of Attorney by such Selling Stockholder and the consummation by such Selling Stockholder of the transactions contemplated herein and therein will not conflict with, or result in any breach of, or constitute a default under (nor constitute any event which with notice, lapse of time, or both would constitute a breach of, or default under), (i) any provision of the certificate or articles of incorporation, other charter or similar constitutive documents, or the bylaws of such Selling Stockholder, (ii) any provision of any license, indenture, mortgage, deed of trust, loan or credit agreement or other agreement or instrument to which such Selling Stockholder is a party or by which it or its properties may be bound or affected or (iii) under any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to such Selling Stockholder; or result in the creation or imposition of any lien, charge, claim or encumbrance upon any property or asset of such Selling Stockholder (other than pursuant to the Custody Agreement and Power of Attorney, as applicable);

(d)	no approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency having jurisdiction over such Selling Stockholder or any of its properties is required in connection with such Selling Stockholder’s execution, delivery and performance of this Agreement, its consummation of the transactions contemplated herein, and its sale and delivery of the Shares, other than (i) such as have been obtained or made, or will have been obtained or made at the Closing Time, (ii) such approvals as may be required under the Securities Act and the Exchange Act, the NYSE or the rules and regulations of FINRA and (iii) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Underwriters;

(e)	such Selling Stockholder is not prompted to sell Shares by any material information concerning the Company or its Subsidiaries which is not set forth in the Registration Statement, the Disclosure Package and the Prospectus;

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(f)	all information with respect to such Selling Stockholder contained in the Registration Statement as of its effective date and as of the date hereof, did not and does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; each of the Prospectus, and any amendment or supplement thereto, as of the applicable filing date, and the Disclosure Package, as of the Initial Sale Time, did not and will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall only apply to any statements or omissions in the Registration Statement, the Disclosure Package and the Prospectus and any amendment or supplement thereto, made in reliance upon and in conformity with written information furnished by or on behalf of such Selling Stockholder specifically for use in the Registration Statement, the Disclosure Package or the Prospectus, together with any amendment or supplement thereto used by the Company or any Underwriter, as the case may be, it being understood and agreed that the only such information furnished by or on behalf of such Selling Stockholder consists of the information relating to such Selling Stockholder in the Registration Statement, the Disclosure Package and the Prospectus under the heading “Selling Stockholders” and the footnotes thereunder, excluding any percentages set forth therein (the “Selling Stockholder Information”);

(g)	such Selling Stockholder has not distributed and will not distribute any Free Writing Prospectus, preliminary prospectus, the Prospectus or any other offering material in connection with the offering and sale of the Shares, except for any such distribution to which the Representatives have consented in advance; and such Selling Stockholder has not taken, directly or indirectly, any action intended, or which would reasonably be expected, to cause or result in, under the Securities Act, the Exchange Act or otherwise, in, or which has constituted, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

(h)	the Shares to be sold hereunder by such Selling Stockholder have been placed in custody, for the purpose of making delivery of such Shares under this Agreement and under the Custody Agreement and Power of Attorney which, among other things, appoints American Stock Transfer & Trust Company, LLC, as custodian (the “Custodian”), for such Selling Stockholder; such Selling Stockholder agrees that the Shares held in custody for him or it under the Custody Agreement and Power of Attorney are for the benefit of and coupled with and subject to the interest thereunder of the Custodian, the Attorneys, the Underwriters, each other Selling Stockholder and the Company; that the arrangements made by such Selling Stockholder for such custody and the appointment of the Custodian and the Attorneys by such Selling Stockholder are, to the extent provided in the Custody Agreement and Power of Attorney, irrevocable; and that the obligations of such Selling Stockholder hereunder shall not be terminated by operation of law, whether by the death, disability, incapacity or liquidation of any Selling Stockholder or the occurrence of any other event; if any Selling Stockholder should die, become disabled or incapacitated or be liquidated or if any other such event should occur before the delivery of the Shares hereunder, the Shares shall be delivered by the Custodian in accordance with the terms and conditions of this Agreement and actions taken by the Attorneys and the Custodian pursuant to the Custody Agreement and Power of Attorney shall be as valid as if such death, liquidation, incapacity or other event had not occurred, regardless of whether or not the Custodian or the Attorneys, or either of them, shall have received notice thereof;

(i)	such Selling Stockholder has not relied upon the Representatives or legal counsel for the Underwriters for any legal, tax or accounting advice in connection with the offering and sale of the Shares;

(j)	such Selling Stockholder does not have any registration or other similar rights to have any equity or debt securities registered for sale by the Company under the Registration Statement or included in the offering contemplated by this Agreement, except for such rights as are described in the Registration Statement, the Disclosure Package and the Prospectus under “Description of Capital Stock” and “Shares Eligible for Future Sale”;

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(k)	neither such Selling Stockholder nor any of its subsidiaries, nor, to the knowledge of such Selling Stockholder, any officer, director, agent or employee of the such Selling Stockholder purporting to act on behalf of such Selling Stockholder or any of its Subsidiaries has, since January 1, 2013, and, to the knowledge of the such Selling Stockholder’s current chief executive officer or chief financial officer (or, if such Selling Stockholder does not have officers the chief executive officer and chief financial officer of its general partner, managing member, manager or other person having a similar managerial role), if such Selling Stockholder is an entity, or such Selling Stockholder, if such Selling Stockholder is a natural person, neither such Selling Stockholder nor and of its subsidiaries , nor any officer, director, agent or employee of such Selling Stockholder purporting to act on behalf of such Selling Stockholder or any of its subsidiaries has, prior to January 1, 2013 (i) made any payment to any state, federal or foreign governmental officer or official, or other person charged with similar public or quasi-public duties, in each case in violation of the FCPA or (ii) violated any other applicable provision of the FCPA;

(l)	neither such Selling Stockholder nor any of its subsidiaries, nor, to the knowledge of such Selling Stockholder, any employee or agent of such Selling Stockholder or any of its subsidiaries purporting to act on behalf of such Selling Stockholder or any of its subsidiaries, has made any payment of funds of such Selling Stockholder or any of its subsidiaries or received or retained any funds in violation of any Anti-Money Laundering Laws, and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving such Selling Stockholder or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of such Selling Stockholder, threatened;

(m)	neither such Selling Stockholder nor any of its subsidiaries, nor to the knowledge of such Selling Stockholder, any officer, director, agent, employee or affiliate of Selling Stockholder or any of its subsidiaries, is currently the target of or reasonably likely to become the target of any U.S. sanctions administered by OFAC; and such Selling Stockholder will not directly or indirectly use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any of its subsidiaries, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently the target of or reasonably likely to become the target of any U.S. sanctions administered by OFAC;

(n)	such Selling Stockholder has not taken and will not take, directly or indirectly, any action designed to or that would reasonably be expected to cause or result in any stabilization or manipulation of the price of the Shares;

(o)	such selling Stockholder does not have, or has waived prior to the date hereof, any preemptive right, co-sale right or right of first refusal or other similar right to purchase any of the Shares that are to be sold by the Company or any of the other Selling Stockholders to the Underwriters pursuant to this Agreement; and such Selling Stockholder does not own any warrants, options or similar rights to acquire, and does not have any right or arrangement to acquire, any capital stock, right, warrants, options or other securities from the Company, other than those described in the Registration Statement and the Prospectus; and

(p)	except as otherwise disclosed to the Underwriters in writing, such Selling Stockholder is not a member of or an affiliate of or associated with any member of FINRA.

5.	Certain Covenants of the Company:

The Company hereby agrees with each Underwriter:

(a)	to furnish such information as may be required and otherwise to reasonably cooperate in qualifying the Shares for offer and sale under the securities or blue sky laws of such states and other jurisdictions as the Representatives may designate to maintain such qualifications in effect as long as required by such laws for the distribution of the Shares; provided, however, that the Company shall not be required to qualify as a foreign corporation or other foreign entity or to consent to the service of process under the laws of, or subject itself to taxation as doing business in, any such state or other jurisdiction (except service of process with respect to the offering and sale of the Shares);

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(b)	to prepare the Prospectus in a form approved by the Underwriters and file such Prospectus with the Commission pursuant to, and within the time period required by, Rule 424(b) (without reliance on Rule 424(b)(8)) under the Securities Act and to deliver to the Underwriters copies of the Prospectus in such quantities and at such locations as the Underwriters may reasonably request for the purposes contemplated by the Securities Act Regulations;

(c)	to furnish a copy of each proposed Issuer Free Writing Prospectus to the Representatives and counsel for the Underwriters and obtain the consent of the Representatives prior to referring to, using or filing with the Commission any Free Writing Prospectus pursuant to Rule 433(d) under the Securities Act, other than the Issuer Free Writing Prospectuses, if any, identified in Schedule III hereto;

(d)	to comply with the requirements of Rules 164 and 433 of the Securities Act Regulations applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission, legending and record keeping, as applicable;

(e)	to advise the Representatives promptly, confirming such advice in writing, of (i) the receipt of any comments from, or any request by, the Commission for amendments or supplements to the Registration Statement, the Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus, or for additional information with respect thereto, (ii) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of the Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus, or of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes and, if the Commission or any other government agency or authority should issue any such order, to make every reasonable effort to obtain the lifting or removal of such order as soon as possible, (iii) any examination pursuant to Section 8(e) of the Securities Act concerning the Registration Statement, or (iv) if the Company becomes subject to a proceeding under Section 8A of the Securities Act in connection with the public offering of Shares contemplated herein; to advise the Representatives promptly of any proposal to amend or supplement the Registration Statement, the Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus and to file no such amendment or supplement to which the Representatives shall reasonably object in writing;

(f)	to advise the Underwriters promptly, confirming such advice in writing, of the happening of any event or development known to the Company within the time during which a Prospectus relating to the Shares (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act Regulations) is required to be delivered under the Securities Act Regulations which, in the judgment of the Company, (i) would require the making of any change in the Registration Statement in order that the Registration Statement will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading (ii) would require amending or supplementing the Disclosure Package or the Prospectus so that the Disclosure Package or the Prospectus would not include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (iii) as a result of which any Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement relating to the Shares, or (iv) if it is necessary at any time to amend or supplement the Prospectus or the Disclosure Package to comply in all material respects with the requirements of the Securities Act or the Securities Act Regulations, to promptly prepare any amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement, Disclosure Package or the Prospectus comply in all material respects with such requirements, to furnish to the Underwriters copies of the proposed amendment or supplement before filing any such amendment or supplement with the Commission, to file no such amendment or supplement to which the Representatives shall reasonably object in writing and thereafter promptly furnish at the Company’s own expense to the Underwriters and to dealers, copies in such quantities and at such locations as the Representatives may from time to time reasonably request of such amendment or supplement;

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(g)	if requested, to furnish promptly to each Representative a signed copy of the Registration Statement, as initially filed with the Commission, and of all amendments or supplements thereto (excluding all exhibits filed therewith) and such number of conformed copies of the foregoing as the Representatives may reasonably request;

(h)	during the period referred to in paragraph (h) above, to furnish to each Representative, not less than two business days before filing with the Commission a copy of any document proposed to be filed with the Commission pursuant to Section 13, 14, or 15(d) of the Exchange Act;

(i)	to apply the net proceeds from the sale of the Shares by the Company in the manner set forth under the caption “Use of Proceeds” in the Registration Statement, the Disclosure Package and the Prospectus;

(j)	to make generally available to its security holders and to deliver to the Representatives as soon as practicable, but in any event not later than the end of the fiscal quarter first occurring after the first anniversary of the effective date of the Registration Statement an earnings statement complying with the provisions of Section 11(a) of the Securities Act (in form, at the option of the Company, complying with the provisions of Rule 158 of the Securities Act Regulations) covering a period of 12 months beginning after the effective date of the Registration Statement;

(k)	to use its commercially best efforts to maintain the listing of the Shares on the NYSE;

(l)	to promptly notify the Representatives if the Company ceases to be an Emerging Growth Company at any time prior to the later of (i) the completion of the distribution of the Shares within the meaning of the Securities Act and (ii) completion of the 180-day restricted period referred to in Section 5(m) hereof;

(m)	for a period of 180 days after the date of this Agreement, to refrain, and to cause the Operating Partnership to refrain, without the prior written consent of FBR Capital Markets & Co. (which consent may be withheld or delayed in FBR Capital Markets & Co.’s sole discretion), from (i) offering, pledging, selling, contracting to sell, selling any option or contract to purchase, purchasing any option or contract to sell, granting any option, right or warrant for the sale of, lending or otherwise disposing of or transferring, directly or indirectly, any Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or filing any registration statement under the Securities Act with respect to any of the foregoing, or (ii) entering into any swap or other arrangement that transfers, in whole or in part, directly or indirectly, any of the economic consequences of ownership of Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (i) the Shares to be sold hereunder, (ii) filing of a registration statement and the sale of the shares of Common Stock in accordance with the terms of the Registration Rights Agreement, (iii) any shares of Common Stock issued by the Company upon the exercise of an option or other security outstanding on the date hereof and referred to in each of the Registration Statement, the Disclosure Package and the Prospectus, (iv) such issuances of options or grants of restricted stock or other equity-based awards under the Company’s stock option and incentive plans described in each of the Registration Statement, the Disclosure Package and the Prospectus and the issuance of shares issuable upon exercise of any such equity-based awards, (v) the filing by the Company of registration statements on Form S-8 as described in the Preliminary Prospectus, (vi) issuances not to exceed 7.5% in the aggregate of the total shares of Common Stock outstanding, calculated following the issuance and sale of Shares hereunder and assuming that all outstanding class B LLC units of the LLC subsidiaries (as defined in the Preliminary Prospectus) are exchanged for shares of Common Stock, in connection with any acquisition, merger, consolidation or joint venture, including the filing of any registration statement under the Securities Act in connection therewith, provided that the acquirer of any such shares of Common Stock so issued enters into an agreement in the form of Exhibit B hereto with respect to such shares of Common Stock for the remainder of the 180-day restricted period or (vii) the transfer of shares of the Company’s stock pursuant to Article VII of the Company’s charter; and

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(n)	that the Company will not, without the prior written consent of FBR Capital Markets & Co. (which consent may be withheld or delayed in FBR Capital Markets & Co.’s sole discretion), waive the 60-day lock-up applicable to holders of the Common Stock pursuant to Section 8 of the Registration Rights Agreement;

6.	Certain Covenants of the Selling Stockholders:

Each Selling Stockholder hereby agrees with each Underwriter:

(a)	to deliver to the Representatives prior to the Closing Time a properly completed and executed United States Treasury Department Form W-8 (if the Selling Stockholder is a non-United States person, within the meaning of the Code) or Form W-9 (if the Selling Stockholder is a United States person, within the meaning of the Code);

(b)	for a period of 180 days after the date of this Agreement, such Selling Stockholder will not (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to sell, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (including without limitation, Common Stock or such other securities convertible into or exercisable or exchangeable for equity securities of the Company which may be deemed to be beneficially owned by such Selling Stockholder in accordance with the rules and regulations of the Commission and equity securities which may be issued upon exercise of a stock option or warrant), or publicly disclose the intention to make any offer, sale, pledge or disposition, or (ii) enter into any swap or other agreement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise or (iii) make any demand for or exercise any right with respect to the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock, in each case without the prior written consent of the Representatives, other than the Shares to be sold by such Selling Stockholder hereunder; provided, however, that: (A) notwithstanding the foregoing, subject to applicable securities laws and the restrictions contained in the Company’s charter, such Selling Stockholder may transfer any securities of the Company (including, without limitation, Common Stock) as follows: (i) as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth in this Section 6(b); (ii) to any trust for the direct or indirect benefit of such Selling Stockholder or the immediate family of such Selling Stockholder, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth in this Section 6(b); (iii) as a distribution to stockholders, partners or members of such Selling Stockholder, provided that such stockholders, partners or members agree to be bound in writing by the restrictions set forth in this Section 6(b); (iv) any transfer required under the Company’s amended and restated bylaws; (v) as collateral for any loan, provided that the lender agrees in writing to be bound by the restrictions set forth in this Section 6(b); or (vi) with respect to sales of securities acquired after the Closing Time in the open market; provided, however, that, in each case, no filing under Section 16 of the Exchange Act, is required or otherwise made (for purposes of this Section 6(b), “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin); (B) in the event the Representatives grant any concession or release to any of the Company’s officers or directors under the lock-up agreement between the Representatives and any such officer or director, the Representatives will grant a proportionate concession or release to each Selling Stockholder under this Section 6(b); and (C) for the avoidance of doubt, nothing in this Section 6(b) shall prevent such Selling Stockholder from, or restrict the ability of such Selling Stockholder to purchase shares of Common Stock on the open market; and

(c)	it will not take, directly or indirectly, any action designed to or that would reasonably be expected to cause or result in any stabilization or manipulation of the price of the Common Stock.

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7.	Payment of Expenses:

(a)	The Company and the Operating Partnership agree to pay all costs and expenses incident to the performance of its obligations under this Agreement, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, including (i) the preparation and filing of the Registration Statement, each preliminary prospectus, the Prospectus, any Issuer Free Writing Prospectus and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Underwriters and to dealers (including costs of mailing and shipment), (ii) the preparation, issuance and delivery of certificates for the Shares, if any, to the Underwriters, including any stock or other transfer taxes or duties payable upon the sale of the Shares by the Company to the Underwriters, (iii) the printing of this Agreement and any dealer agreements and furnishing of copies of each to the Underwriters and to dealers (including costs of mailing and shipment), (iv) the qualification of the Shares for offering and sale under state laws that the Company and the Representatives have mutually agreed are appropriate and the determination of their eligibility for investment under state law as aforesaid (including the reasonable legal fees and filing fees and other reasonable disbursements of counsel for the Underwriters not to exceed $10,000) and the printing and furnishing of copies of any blue sky surveys or legal investment surveys to the Underwriters and to dealers, (v) filing for review of the public offering of the Shares by FINRA (including the legal fees and other reasonable disbursements of counsel for the Underwriters relating thereto in the maximum amount of $20,000), (vi) the fees and expenses of any transfer agent or registrar for the Shares and miscellaneous expenses referred to in the Registration Statement, (vii) the fees and expenses incurred in connection with the listing of the Shares on the NYSE, (viii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Shares, including without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, the cost of travel and lodging expenses of the representatives and officers of the Company and any such consultants, and one-half the cost of aircraft and other transportation chartered in connection with the road show (it being understood and agreed that the Underwriters shall pay lodging, commercial airfare and other expenses attributable to employees of the Underwriters and one-half of the cost of any aircraft and other transportation chartered in connection with the road show) and (ix) the reasonable fees and other reasonable expenses of one counsel to the Selling Stockholders in the maximum amount of $50,000. For the avoidance of doubt, nothing herein shall diminish the Company’s obligation to pay or reimburse any expenses pursuant to any engagement letter or other agreement entered into between the Company and any Representative. Except as explicitly provided in this Section 7(a) and Section 11, the Underwriters shall pay their own expenses, including the fees and disbursements of their counsel and other advisors.

(b)	Each Selling Stockholder will pay all of its costs and expenses incident to the performance of its obligations under, and the consummation of the transactions contemplated by this Agreement, including (i) any stamp and other duties and stock and other transfer taxes, if any, payable upon the sale of the Shares by such Selling Stockholder to the Underwriters and their transfer between the Underwriters pursuant to an agreement between such Underwriters, and (ii) its pro rata share (based on the number of Shares to be sold by each Selling Stockholder) of all fees and expenses of counsel not payable by the Company pursuant to clause (ix) of subsection (a) above and of all fees and expenses of other advisors to such Selling Stockholder.

(c)	If this Agreement shall be terminated by the Underwriters pursuant to Sections 9(i) (other than if the condition not fulfilled is the condition set forth in Subsection 8(c)), or (iv) hereof, the Company will reimburse the Underwriters for all of their reasonable out-of-pocket expenses (including, without limitation, reasonable fees and disbursements of Underwriters’ counsel).

8.	Conditions of the Underwriters’ Obligations:

The obligations of the Underwriters hereunder are subject to (i) the accuracy of the representations and warranties on the part of the Company and the Operating Partnership on the date hereof, at the Closing Time and on each Option Closing Time, as applicable, (ii) the accuracy of the statements of the officers of the Company, for itself and as the general partner of the Operating Partnership, made in any certificate pursuant to the provisions hereof as of the date of such certificate, (iii) the performance by the Company and the Operating Partnership of all their respective covenants and other obligations hereunder and (iv) the satisfaction of the following other conditions at the Closing Time or on each Option Closing Time, as applicable:

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(a)	The Company shall furnish or cause to be furnished to the Underwriters at the Closing Time and on each Option Closing Time (i) the opinion and disclosure letter of Sullivan & Cromwell LLP, counsel for the Company, each addressed to the Representatives and dated the Closing Time and each Option Closing Time, in substantially the form set forth on Exhibit C-1 and Exhibit C-2 hereto and (ii) the opinion of Venable LLP, Maryland counsel for the Company, addressed to the Representatives and dated the Closing Time and each Option Closing Time, in substantially the form set forth on Exhibit D. In addition, the Company shall furnish or caused to be furnished to the Underwriters at the Closing Time and on each Option Closing Time the opinion of Sullivan & Cromwell LLP, tax counsel for the Company, regarding certain U.S. federal income tax matters, addressed to the Representatives and dated the Closing Time and each Option Closing Time, in substantially the form set forth on Exhibit C-3 hereto.

(b)	The Selling Stockholders shall furnish to the Underwriters at the Closing Time an opinion of Sidley Austin LLP, or such other counsel acting on behalf of the Selling Stockholders reasonably acceptable to the Representatives, addressed to the Representatives and dated the Closing Time, in substantially the form attached hereto as Exhibit E.

(c)	The Underwriters shall have received at the Closing Time an opinion and disclosure letter of Vinson & Elkins L.L.P., counsel for the Underwriters, each addressed to the Representatives and dated the Closing Time, in form and substance reasonably satisfactory to the Representatives.

(d)	The Representatives shall have received from each of BDO LLP, Lipsky, Goodkin & Co., P.C. and Berdon LLP “comfort” letters dated as of the date hereof, and from BDO LLP, a “comfort” letter dated as of the Closing Time and each Option Closing Time, in each case addressed to the Representatives and in form and substance reasonably satisfactory to the Representatives.

(e)	Prior to the Closing Time or any Option Closing Time, (i) no stop order suspending the effectiveness of the Registration Statement or any order preventing or suspending the use of the Prospectus or any document in the Disclosure Package shall have been issued and no proceedings for such purpose shall have been initiated or, to the Company’s knowledge, threatened by the Commission, and no suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes, shall have occurred; (ii) all requests for additional information on the part of the Commission shall have been complied with; (iii) the Registration Statement shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and (iv) the Prospectus and the Disclosure Package shall not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(f)	All filings with the Commission required by Rule 424 under the Securities Act to have been filed by the Closing Time shall have been made within the applicable time period prescribed for such filing by such Rule.

(g)	Between the time of execution of this Agreement and the Closing Time or any Option Closing Time, there shall not have occurred any event, circumstance or change constituting a Material Adverse Effect.

(h)	The Shares shall have been approved for listing on the NYSE, subject to official notice of issuance.

(i)	FINRA shall not have raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

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(j)	The Representatives shall have received lock-up agreements from each officer, director and Selling Stockholder in the form attached hereto as Exhibit B, and such letter agreements shall be in full force and effect.

(k)	The Company shall have delivered to the Representatives a certificate, executed by its Co-Chairman of the Board of Directors and Chief Executive Officer and its Chief Financial Officer, on behalf of the Company and the Operating Partnership, to the effect that (i) the representations and warranties of the Company in this Agreement are true and correct, as if made on and as of the Closing Time or such Option Closing Time, as applicable, (except to the extent that such representations and warranties speak as of another date, in which case such representations and warranties shall be true and correct as of such other date), (ii) the conditions set forth in subsections (e) and (g) of this Section 8 have been satisfied and are true and correct as of the Closing Time or the applicable Option Closing Time, and (iii) each of the Company and the Operating Partnership has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied under this Agreement at or prior to the Closing Time or the applicable Option Closing Time.

(l)	Each Selling Stockholder (or one or more attorneys on behalf of the Selling Stockholders) will, at the Closing Time, deliver to the Underwriters a certificate to the effect that:

(i)	the representations and warranties of such Selling Stockholder set forth in this Agreement and in the Custody Agreement and Power of Attorney are true and correct as of such date; and

(ii)	such Selling Stockholder has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied hereunder and under the Custody Agreement and Power of Attorney, as applicable at or prior to such date.

(m)	The Company shall have furnished to the Underwriters such other documents and certificates as to the accuracy and completeness of any statement in the Registration Statement, the Prospectus and the Disclosure Package, as of the Closing Time or any Option Closing Time, as the Underwriters may reasonably request.

(n)	Each of the Selling Stockholders shall have furnished to the Underwriters such other documents and certificates as to the accuracy and completeness of any statement in the Registration Statement, the Disclosure Package and the Prospectus relating to such Selling Stockholder’s Selling Stockholder Information, as applicable, as of the Closing Time or any Option Closing Time, as the Underwriters may reasonably request.

9.	Termination:

The Representatives may terminate this Agreement at any time prior to the Closing Time if (i) any of the conditions specified in Section 8 shall not have been fulfilled when and as required by this Agreement to be fulfilled, (ii) trading in securities in general on the NYSE shall have been suspended or minimum prices shall have been established on such exchange or quotation system, (iii) there has been a material disruption in the securities settlement, payment or clearance services in the United States, (iv) trading in any securities of the Company has been suspended by the Commission or by the NYSE, (v) a banking moratorium has been declared by either the United States or New York State authorities, or (vi) if the United States shall have declared war in accordance with its constitutional process or there shall have occurred any material outbreak or escalation of hostilities or other national or international calamity or crisis or change in economic, political or other conditions of such magnitude in its effect on the financial markets of the United States as, in the judgment of the Representatives, to make it impracticable to market the Shares.

If the Representatives elect to terminate this Agreement as provided in this Section 9, the Company and the Underwriters shall be notified promptly by telephone, letter, electronic mail or fax, in each case promptly confirmed by letter or fax.

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If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party, except that the provisions of Sections 7 and 11 hereof shall at all times be effective and shall survive such termination.

10.	Increase in Underwriters’ Commitments:

If any Underwriter shall default at the Closing Time or on any Option Closing Time in its obligation to take up and pay for the Shares to be purchased by it under this Agreement on such date, the Representatives shall have the right, within 36 hours after such default, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Shares which such Underwriter shall have agreed but failed to take up and pay for (the “Defaulted Shares”). Absent the completion of such arrangements within such 36-hour period, (i) if the total number of Defaulted Shares does not exceed 10% of the total number of Shares to be purchased on such date, each non-defaulting Underwriter shall take up and pay for (in addition to the number of Shares which it is otherwise obligated to purchase on such date pursuant to this Agreement) the portion of the total number of Shares agreed to be purchased by the defaulting Underwriter on such date in the proportion that its underwriting obligations hereunder bears to the underwriting obligations of all non-defaulting Underwriters; and (ii) if the total number of Defaulted Shares exceeds 10% of such total, the Representatives may terminate this Agreement by notice to the Company, without liability of any party other than the defaulting Underwriter to any other party, except that the provisions of Sections 7 and 11 hereof shall at all times be effective and shall survive such termination.

If a new Underwriter or Underwriters are substituted for a defaulting Underwriter in accordance with the foregoing provision, the Company or the non-defaulting Underwriters shall have the right to postpone the Closing Time or the relevant Option Closing Time for a period not exceeding five business days in order that any necessary changes in the Registration Statement and Prospectus and other documents may be effected.

The term “Underwriter” as used in this Agreement shall refer to and include any Underwriter substituted under this Section 10 with the same effect as if such substituted Underwriter had originally been named in this Agreement.

11.	Indemnity and Contribution by the Company, the Operating Partnership, the Selling Stockholders and the Underwriters:

(a)	The Company and the Operating Partnership, jointly and severally, agree to indemnify, defend and hold harmless each Underwriter and any person who controls any Underwriter, within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, expense, liability, damage or claim (including the reasonable cost of investigation) which, jointly or severally, any such Underwriter or controlling person may incur under the Securities Act, the Exchange Act or otherwise, insofar as such loss, expense, liability, damage or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Preliminary Prospectus, any Issuer Free Writing Prospectus that the Company has filed or was required to file with the Commission, the Prospectus, any Written Testing the Waters Communication, or any “road show” identified in part C of Schedule III hereto (the “Road Show”), or arises out of or is based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements made therein not misleading, except insofar as any such loss, expense, liability, damage or claim arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission of a material fact contained in and in conformity with (i) information furnished in writing by the Underwriters to the Company expressly for use in such Registration Statement, Preliminary Prospectus, Issuer Free Writing Prospectus, Prospectus , any Written Testing the Waters Communication or the Road Show, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in the last sentence of Section 11(c) or (ii) Selling Stockholder Information.

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(b)	Each Selling Stockholder, severally and not jointly, agrees to indemnify, defend and hold harmless each Underwriter, their affiliates and their respective directors, officers, representatives and agents and any person who controls any Underwriter, within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, expense, liability, damage or claim (including the reasonable cost of investigation) which, jointly or severally, any such Underwriter or controlling person may incur under the Securities Act, the Exchange Act or otherwise, insofar as such loss, expense, liability, damage or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Preliminary Prospectus, any Issuer Free Writing Prospectus that the Company has filed or was required to file with the Commission, the Prospectus, any Written Testing the Waters Communication or the Road Show, or arises out of or is based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements made therein not misleading, except insofar as any such loss, expense, liability, damage or claim arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission of a material fact contained in and in conformity with information furnished in writing by such Selling Stockholder to the Company expressly for use in such Registration Statement, Preliminary Prospectus, Issuer Free Writing Prospectus, Prospectus, any Written Testing the Waters Communication or the Road Show, it being understood and agreed that the only such information furnished by such Selling Stockholder consists of the Selling Stockholder Information applicable to such Selling Stockholder; provided, however, that the indemnity agreement contained in this subsection (b) shall not require any such Selling Stockholder to reimburse the Underwriters in excess of the net proceeds received by such Selling Stockholder for the sale of the Shares sold by such Selling Stockholder pursuant to this Agreement.

(c)	Each Underwriter agrees, severally and not jointly, to indemnify, defend and hold harmless the Company, the Operating Partnership and each Selling Stockholder, the Company’s directors, the Company’s officers that signed the Registration Statement, and any person who controls the Company, the Operating Partnership or any Selling Stockholder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, expense, liability, damage or claim (including the reasonable cost of investigation) which the Company, any Selling Stockholder or any such person may incur under the Securities Act, the Exchange Act or otherwise, insofar as such loss, expense, liability, damage or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Preliminary Prospectus, any Issuer Free Writing Prospectus that the Company has filed or was required to file with the Commission, the Prospectus, any Written Testing the Waters Communication or the Road Show, or arises out of or is based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements made therein not misleading, but only insofar as such untrue statement or alleged untrue statement or omission or alleged omission was made in Registration Statement, Preliminary Prospectus, Issuer Free Writing Prospectus, Prospectus, any Written Testing the Waters Communication or the Road Show in reliance upon and in conformity with information furnished in writing by the Underwriters to the Company expressly for use therein. For purposes of this Agreement, the statements set forth in the Registration Statement, the Disclosure Package and the Prospectus (i) in the first sentence of the third paragraph (regarding selling concessions) of the section entitled “Underwriting” (ii) under the caption “Underwriting—Stabilization” and (iii) under the caption “Underwriting—Discretionary Accounts” constitute the only information furnished by or on behalf of any Underwriter to the Company for purposes of this Agreement.

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(d)	If any action is brought against any person or entity (each an “Indemnified Party”) in respect of which indemnity may be sought pursuant to Section 11(a), (b) or (c) above, the Indemnified Party shall promptly notify the party or parties obligated to provide such indemnity (each an “Indemnifying Party”) in writing of the institution of such action and the Indemnifying Party, shall assume the defense of such action, including the employment of counsel and payment of expenses; provided that the failure to so notify the Indemnifying Party will not relieve the Indemnifying Party from any liability which the Indemnifying Party may have to any Indemnified Party unless and to the extent the Indemnifying Party did not otherwise know of such action and such failure results in the forfeiture by the Indemnifying Party of rights and defenses that would have had material value in the defense. The Indemnified Party or Parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Indemnified Party unless (i) the employment of such counsel shall have been authorized in writing by the Indemnifying Party in connection with the defense of such action or (ii) the Indemnifying Party shall not have employed counsel to have charge of the defense of such action within a reasonable time or (iii) such Indemnified Party or Parties shall have reasonably concluded (based on the advice of counsel) that counsel selected by the Indemnifying Party has an actual conflict of interest or there are defenses available to the Indemnified Party or Parties which are different from those available to the Indemnifying Party (in which case the Indemnifying Party shall not have the right to direct the defense of such action on behalf of the Indemnified Party or Parties), in any of which events such fees and expenses shall be borne by the Indemnifying Party and paid as incurred (it being understood, however, that the Indemnifying Parties shall not be liable for the fees and expenses of more than one separate firm of attorneys in any one action or series of related actions in the same jurisdiction (other than local counsel in any such jurisdiction) representing the indemnified parties who are parties to such action). Anything in this paragraph to the contrary notwithstanding, the Indemnifying Party shall not be liable for any settlement of any such claim or action effected without its written consent. The Indemnifying Party shall have the right to settle any such claim or action for itself and any Indemnified Party so long as the Indemnifying Party pays any settlement payment and such settlement (i) includes a complete and unconditional release of the Indemnified Party from all losses, expenses, claims, damages, injunctions, liability and other obligations with respect to any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of the Indemnified Party.

(e)	If the indemnification provided for in this Section 11 is unavailable to an Indemnified Party in respect of any losses, expenses, liabilities, damages or claims referred to therein, then each applicable Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, expenses, liabilities, damages or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Indemnifying Party or Parties, on the one hand, and the Indemnified Party, on the other hand from the offering of the Shares or (ii) if (but only if) the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Indemnifying Party or Parties, on the one hand, and the Indemnified Party, on the other hand in connection with the statements or omissions which resulted in such losses, expenses, liabilities, damages or claims, as well as any other relevant equitable considerations. The relative benefits received by the Company, the Operating Partnership, the Selling Stockholders and the Underwriters shall be deemed to be in the same proportion as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company, the Operating Partnership and the Selling Stockholders, as applicable, bear to the underwriting discounts and commissions received by the Underwriters. The relative fault of the Company, of the Operating Partnership, of the Selling Stockholders and of the Underwriters shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Company, by the Operating Partnership, by the Selling Stockholders or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages and liabilities referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any claim or action.

(f)	The Company, the Operating Partnership, the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 11 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in subsection (e)(i) and, if applicable (ii), above. Notwithstanding the provisions of this Section 11, no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Shares purchased by such Underwriter and no Selling Stockholder shall be required to contribute any amount in excess of the gross sale price of the Shares sold by such Selling Stockholder pursuant to this Agreement. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 11 are several in proportion to their respective underwriting commitments and not joint.

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12.	Survival:

The indemnity and contribution agreements contained in Section 11 and the covenants, warranties and representations of the Company, the Operating Partnership and the Selling Stockholders contained in Sections 3, 4, 5, 6 and 7 of this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of any Underwriter, any person who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act or by or on behalf of the Company, its directors and officers, the Operating Partnership, the Selling Stockholders or any person who controls the Company, the Operating Partnership or any Selling Stockholder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the sale and delivery of the Shares. The Company, the Operating Partnership, each Selling Stockholder and each Underwriter agree promptly to notify the others of the commencement of any litigation or proceeding against it and, in the case of the Company or the Operating Partnership, against any of the Company’s officers and directors, and in the case of the Underwriters, against any person who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act in connection with the sale and delivery of the Shares, or in connection with the Registration Statement or Prospectus.

13.	Duties:

Nothing in this Agreement shall be deemed to create a partnership, joint venture or agency relationship between the parties. The Underwriters undertake to perform such duties and obligations only as expressly set forth herein. Such duties and obligations of the Underwriters with respect to the Shares shall be determined solely by the express provisions of this Agreement, and the Underwriters shall not be liable except for the performance of such duties and obligations with respect to the Shares as are specifically set forth in this Agreement. Each of the Company, the Operating Partnership and the Selling Stockholders acknowledges and agrees that: (i) the purchase and sale of the Shares pursuant to this Agreement, including the determination of the public offering price of the Shares and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, the Operating Partnership and the Selling Stockholders, on the one hand, and the several Underwriters, on the other hand, and the Company, the Operating Partnership and the Selling Stockholders are capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated by this Agreement; (ii) in connection with each transaction contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary of the Company, the Operating Partnership, the Selling Stockholders or their respective affiliates, stockholders, creditors or employees or any other party; (iii) no Underwriter has assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Company, the Operating Partnership or the Selling Stockholders with respect to any of the transactions contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company, the Operating Partnership or the Selling Stockholders on other matters); and (iv) the several Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, the Operating Partnership and the Selling Stockholders and that the several Underwriters have no obligation to disclose any of such interests. The Company, the Operating Partnership and each Selling Stockholder acknowledges that the Underwriters disclaim any implied duties (including any fiduciary duty), covenants or obligations arising from the Underwriters’ performance of the duties and obligations expressly set forth herein. The Company, the Operating Partnership and the Selling Stockholders hereby waive and release, to the fullest extent permitted by law, any claims that the Company, the Operating Partnership and the Selling Stockholders may have against the several Underwriters with respect to any breach or alleged breach of agency or fiduciary duty in connection with the offering of the Shares contemplated by this Agreement.

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14.	Notices:

Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing or by telegram and, if to the Underwriters, shall be sufficient in all respects if delivered to FBR Capital Markets & Co., 1300 North 17th Street, Suite 1400, Arlington, Virginia 22209, Attention: Syndicate Department, facsimile number (718) 438-1290; Raymond James & Associates, Inc., 880 Carillon Parkway, St. Petersburg, Florida 33716, Attention: Equity Syndicate, facsimile number 866-597-4039; with a copy to Vinson & Elkins L.L.P., 901 East Byrd Street, Suite 1500, Richmond, Virginia 23219, Attention: Daniel M. LeBey, facsimile number: (804) 479-8286; if to the Company, shall be sufficient in all respects if delivered to the Company at the offices of the Company at 4611 12th Avenue, Suite 1L, Brooklyn, New York 11219, Attention: David Bistricer, facsimile number: (718) 438-1290 with a copy to Sullivan & Cromwell LLP, 125 Broad Street, New York, NY 10004, Attention: Robert W. Downes, facsimile number: (212) 291-9043; or if to a Selling Stockholder, c/o Sidley Austin LLP, One South Dearborn, Chicago, IL 60603, Attention: John Sabl, Esq., facsimile number: 312-853-7036.

15.	Governing Law; Headings:

THIS AGREEMENT AND ANY CLAIM, CONTROVERSY, OR DISPUTE RELATING OR ARISING OUT OF THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES. The section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

16.	Parties at Interest:

The Agreement herein set forth has been and is made solely for the benefit of the Underwriters, the Company, the Operating Partnership, the Selling Stockholders and the controlling persons, directors and officers referred to in Sections 11 and 12 hereof, and their respective successors, assigns, executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from any of the Underwriters) shall acquire or have any right under or by virtue of this Agreement.

17.	Counterparts and Facsimile Signatures:

This Agreement may be signed by the parties in counterparts, which together shall constitute one and the same agreement among the parties. A facsimile signature shall constitute an original signature for all purposes.

If the foregoing correctly sets forth the understanding among the Company, the Operating Partnership, the Selling Stockholders and the Underwriters, please so indicate in the space provided below for the purpose, whereupon this Agreement shall constitute a binding agreement among the Company, the Operating Partnership, the Selling Stockholders and the Underwriters.

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Very truly yours,

CLIPPER REALTY INC.

By:
Title:

CLIPPER REALTY L.P.
By:	Clipper Realty Inc., its sole general partner

By:
Title:

SELLING STOCKHOLDERS LISTED ON
SCHEDULE I ATTACHED HERETO

By:	[Insert Name of Attorney-in-Fact]

Attorney-in-Fact

Accepted and agreed to as of the date first above written:

FBR CAPITAL MARKETS & CO.

By:
Title:

RAYMOND JAMES & ASSOCIATES, INC.

By:
Title:

Each for itself and as Representatives of the other

Underwriters named on Schedule II hereto.

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SCHEDULE I

Name of Party Selling Shares	Number of Initial Shares to be Sold

Total

SCHEDULE II

Underwriter	Number of Initial Shares to be Purchased
FBR Capital Markets & Co.
Raymond James & Associates, Inc.
Janney Montgomery Scott LLC
Wunderlich Securities, Inc.
Total

SCHEDULE III

Part A

Issuer Free Writing Prospectuses

Part B

Pricing Information

Part C

Road Show